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                                 AMENDMENT #1 TO
                                TECH SQUARED INC.
                              1995 STOCK OPTION PLAN
                             (EFFECTIVE JULY 25, 1997)

Section 4.(a) of the Tech Squared Inc. 1995 Stock Option Plan (the "Plan") is hereby amended to increase the maximum number of shares of Common Stock that will be available for issuance under the Plan from 2,500,000 to 4,000,000 shares of Common Stock.